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                                                                      Exhibit 11

                         NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                                  (Unaudited)

                                                                         FOR THE THREE MONTHS ENDED
                                                              ----------------------------------------------
                                                                   May                           May
                                                                 31, 2000                       31, 1999
                                                              ---------------               ----------------
BASIC EARNINGS:
---------------

NET INCOME                                                        $ 7,424,807                    $ 1,526,847
                                                              ===============               ================

Weighted average number of common shares outstanding               10,379,254                      8,753,076
                                                              ---------------               ----------------

BASIC EARNINGS PER COMMON SHARE                                   $       .72                    $       .17
                                                                  ===========                    ===========


DILUTED EARNINGS:
-----------------

  Net income                                                      $ 7,424,807                    $ 1,526,847

  Net (after tax) interest expense related to convertible debt              -                         85,000
                                                              ---------------               ----------------

NET INCOME AS ADJUSTED                                            $ 7,424,807                    $ 1,611,847
                                                              ===============               ================

SHARES:

  Weighted average number of common shares outstanding             10,379,254                      8,753,076

  Stock options                                                     1,999,108                      1,924,950

  Assuming conversion of convertible debt                                   -                        784,333
                                                              ---------------               ----------------

  Weighted average number of common shares outstanding
    as adjusted                                                    12,378,362                     11,462,359
                                                              ===============               ================

DILUTED EARNINGS PER COMMON SHARE                                 $       .60                    $       .14
                                                                  ===========                    ===========
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